EXECUTION COPY

AGREEMENT FOR ASSIGNMENT OF OPTION INTEREST

among

XTRA-GOLD EXPLORATION LIMITED

and

XTRA-GOLD RESOURCES CORP.

and

ADOM MINING COMPANY LIMITED

and

DISCOVERY GOLD GHANA LIMITED

DATED 22 AUGUST 2011

THIS OPTION ASSIGNMENT AGREEMENT (the "Option Assignment Agreement") is made this 22th day of August, 2011.

BETWEEN

Xtra-Gold Exploration Limited a company organized and existing under the laws of Ghana, ("Xtra-Gold") or (the "Assignor"), with its registered office address at House No. 2 Masalatchi Street, Kwabeng, Eastern Region, Ghana.

Xtra-Gold Resources Corp., a corporation organized and existing under the laws of Nevada, U.S.A, with its registered office address at Suite 301, 360 Bay Street, Toronto, Ontario, Canada M5H 2V6.

Adom Mining Company Limited, a company organized and existing under the laws of Ghana, (the "Owner") or ("Adom"), with its registered office address at House No. 32, Block J, North Patase, Kumasi, Ashanti Region, Ghana.

Discovery Gold Ghana Limited, a company organized and existing under the laws of Ghana ("Discovery") or (the "Assignee") with its registered office address at Hse. No. D3/22, Ashonman Estates, Accra, Greater Accra Region, Ghana.

Each of whom may be referred to in this Agreement as a "Party" and collectively as the "Parties".

WHEREAS

A. The Owner is vested with and holds a 100% right, title and interest (the "Interest") in and to a certain mineral concession situated in the Edum Banso area of the Western Region of Ghana (the "Property") pursuant to a prospecting licence for gold dated 8 May 1991 (the "Licence") issued by the Government of Ghana. A copy of the licence is attached hereto as **Appendix "A"** . The Interest held by the Owner in the Property is subject to an exclusive option granted to Xtra-Gold as described in Appendix "B" and to various interests and rights held by the Government of Ghana pursuant to the Mining Law.

B. On October 17, 2005, the Owner and Xtra-Gold entered into an option agreement (the "Option Agreement") whereby the Owner granted an exclusive option to Xtra-Gold to acquire 100% of the Interest. A copy of the Option Agreement is attached hereto as **Appendix "B"**.

C. On January 24, 2010 Xtra-Gold and the Owner amended the Option Agreement by way of an Addendum to the Option Agreement (the "Addendum Agreement") whereby the Owner and Xtra-Gold agreed to extend the Option Agreement up to November 11, 2013. A copy of the Addendum Agreement is attached hereto as **Appendix "C"**

D. Pursuant to the Option Agreement as amended by the Addendum Agreement Xtra-Gold has been conducting gold exploration on the Property and completed certain technical studies to determine the gold reserves on the Property and delivered the results of the studies to the Government and the Owner as required by the Mining Law and the Option Agreement.

E. Pursuant to a Letter of Intent ("LOI") dated May 13, 2011, Xtra-Gold and Discovery entered into an agreement in principle whereby Xtra-Gold agreed that all its rights and obligations acquired or vested under the Option Agreement were agreed to be assigned and transferred by Xtra-Gold to Discovery with effect from the Effective Date.

F. Xtra-Gold and Discovery have now agreed to enter into this Option Assignment Agreement whereby Xtra-Gold has agreed, among other things, to sell, assign and transfer all its right, title and interest in the Option Agreement to Discovery subject to and upon the terms and conditions set out herein below.

NOW THEREFORE IT IS HEREBY MUTUALLY AGREED AS FOLLOWS:

1.0 DEFINITIONS

1.1 All capitalised terms in this Agreement, unless otherwise defined herein shall have the meanings assigned to them in the Option Agreement.

1.2 "**Adom**" shall mean Adom Mining Company Limited, a company incorporated in accordance with the laws of Ghana and having its registered office at House No. 32, Block J, North Patase, Kumasi, Ghana.

1.3 "**Edum Banso Prospecting Licence**" shall mean the prospecting licence issued by the Government of Ghana to Adom, dated 8th May 1991 for purposes of mineral exploration at Adum Banso area, in the Western Region which licence has been renewed from time to time. The Government has by letter dated 21st July 2011 from the Minister to Adom renewed the Edum Banso Prospecting Licence for a further two year period up to 20th July 2013.

1.4 "**Business Day**" shall mean a day that is not a Saturday, Sunday or holiday in any of Ghana, Canada or the United States of America.

1.5 "**Closing**" shall mean the acts taken to complete the Transaction or the date on which the Transaction is completed, as the context may suggest.

1.6 "**Closing Date**" shall mean 30th September, 2011 or such other date as Closing occurs.

1.7 **"Effective Date"** shall mean the date on which this Agreement becomes effective upon the occurrence of Closing.

1.8 **"Ghana"** shall mean the Republic of Ghana.

1.9 "Interim Period" shall mean the period beginning from the date of execution of this Agreement for Assignment up to the Closing Date.

1.10 **"Lump Sum Payments"** shall mean the total amount of Two Hundred and Fifty Thousand United States Dollars (US$250,000) payable by Discovery to Xtra-Gold Corp. at Closing in accordance with Article 2.2 of this Agreement.

1.11 "Mining Law" shall mean the Minerals and Mining Act 2006 Act 703 as may be amended or replaced from time to time.

1.12 **"Option Agreement"** shall mean that agreement dated October 17, 2005 between Adom and Xtra-Gold as amended by the amending option agreement dated October 19, 2006 and further amended by the Addendum Agreement.

1.13 **"Option Assignment Agreement"** means the agreement dated13th August, 2011 among Adom, Xtra-Gold, Xtra-Gold Resources Corp. and Discovery which sets out the terms and conditions for the assignment and transfer of the Option Interest by Xtra-Gold to Discovery.

1.14 **"Option Interest"** shall mean all the rights, and obligations acquired by or vested in of Xtra-Gold in relation to the Edum Banso Concession pursuant to the Option Agreement as amended by the Addendum Agreement.

1.15 **"Xtra-Gold"** shall mean Xtra-Gold Exploration Limited, a company organized and existing under the laws of Ghana with its registered office address at House No. 2 Masalatchi Street, Kwabeng, Eastern Region, , Ghana.

1.16 "Xtra-Gold Resources Corp." shall mean Xtra-Gold Resources Corp., a corporation organized and existing under the laws of Nevada, U.S.A. and which owns 100% of the issued and outstanding common shares of Xtra-Gold with its registered office address at Suite 301, 360 Bay Street, Toronto, Ontario, Canada M5H 2V6.

2.0 Assignment and Transfer of Option Interest

2.1 Pursuant to the Option Agreement and this Option Assignment Agreement and in consideration of the covenants herein contained and the Lump Sum Payments and share issuances agreed to be paid or made by Discovery to Xtra-Gold Resources Corp. pursuant to Article 2.2 of this Agreement (the sufficiency of which Xtra-Gold hereby acknowledges), Xtra-Gold hereby sells,

assigns and transfers to Discovery all of its Option Interest acquired or vested under the Option Agreement.

2.2 **Consideration**

2.2.1 In consideration for the acquisition of the Option Interest Discovery shall

- pay to Xtra-Gold or Xtra-Gold Resources Corp., a total cash amount of US$250,000 ("Lump Sum Payments") payable as follows:

- an amount of US$125,000 shall be due and payable on the execution of this agreement; out of which a non-refundable deposit of US$25,000 is hereby acknowledged to have been paid; and

- additional $10,000 of out of pocket expenses Xtra-Gold paid on Discovery's behalf.

- Upon execution of this agreement Discovery shall issue a Note payable to Xtra-Gold for US$135,000 (Balance owing from the Lump Sum Payment of US$250,000), with the understanding that this Agreement for Assignment shall not be filed with the Government of Ghana until the note is paid in full. If the Note is not paid in 6 months from the date of this Agreement than the Option Interest will revert back to Xtra-Gold, and the deposit of US$125,000 and shares of Discovery will be non-refundable.

2.2.2 In addition to the cash payments, Discovery issued 5000 of its common shares to Xtra-Gold for the Option Interest. Currently, Discovery has a total of 87,500 shares issued and outstanding. Discovery is contemplating being acquired by a company called Norman Cay Development Inc. Should this acquisition proceed Xtra-Gold agrees to convert its 5000 shares of Discovery for 1,000,000 shares of Norman Key Development Inc., which will represent approximately 5.7% of the common shares outstanding of the new company (pre-financing).

2.3 **Adom's Consent and Acknowledgement of the Assignment**

In consideration of Xtra-Gold the Assignor and Discovery the Assignee entering into this Agreement Adom hereby:

(a) consents to the sale, assignment and transfer of the Option Interest contained specifically in clause 2.1 hereof and more generally in the provisions of this Option Assignment Agreement.

(b) waives any right, title, interest or claim which it has or might have directly or indirectly to the payment of any consideration for giving consent to this assignment.

(c) agrees, if requested by the Discovery and Xtra-Gold to deliver from time to time all such further assurances as Discovery or Xtra-Gold may reasonably require to give effect to the assignment and transfer of the Option Interest contemplated hereunder.

3.0 REPRESENTATIONS AND WARRANTIES BY THE XTRA-GOLD

Xtra-Gold as Assignor hereby represents and warrants to the Discovery as Assignee as follows:

3.1 The Xtra-Gold is duly incorporated and validly exists under the laws of Ghana.

3.2 The execution and delivery of this Option Assignment Agreement has been properly authorized by all necessary corporate actions of the Assignor and will not result in the breach of or violation of or conflict with any of the terms or provisions of its constituent documents or bye-laws or any other contracts or instruments to which Xtra-Gold is a party or pursuant to which any right, title and interest under the Option Agreement may be affected, and will not result in the violation of any law.

3.3 This Option Assignment Agreement constitutes a legal, valid and binding obligation of Xtra-Gold enforceable in accordance with its terms by appropriate legal remedy.

3.4 Xtra-Gold has and Discovery shall acquire at the Closing a good and valid right, title and interest in and to the Option Interest under Option Agreement, free and clear of all liens (other than that created by Discovery).

3.5 To the best of the knowledge of Xtra-Gold there is no claim, suit, action, litigation, arbitration or governmental proceeding in progress, pending or threatened against or relating to or which prevents or seeks to prevent the completion of the assignment and transfer of the Option Interest hereby contemplated.

3.6 All representations and warranties set forth in this Clause 3 shall be in full force and effect as from the date of this Option Assignment Agreement and shall survive and remain true and correct up until the time of Closing and for a period of three years thereafter.

4.0 REPRESENTATIONS AND WARRANTIES BY DISCOVERY THE ASSIGNEE

Discovery as the Assignee represents and warrants to Xtra-Gold as the Assignor as follows:

4.1 Discovery is duly incorporated and validly exists under the laws of Ghana.

4.2 The execution and delivery of this Option Assignment Agreement has been properly authorized by all necessary corporate actions of Discovery and will not result in the breach of or violation of or conflict with any of the terms or provisions of its constituent documents or bye laws or any other contracts or instruments to which Discovery is a party and will not result in the violation of any law.

4.3 This Option Assignment Agreement constitutes a legal, valid and binding obligation of Discovery enforceable in accordance with its terms by appropriate legal remedy.

4.4 All representations and warranties of Discovery set forth in this Article 4 shall be in full force and effect as from the date of this Option Assignment Agreement and shall survive and remain true and correct up until the time of Closing and for a period of three years thereafter.

5.0 COVENANTS

5.1 Covenants of the Assignor.

Xtra-Gold as Assignor covenants with the Discovery as Assignee that:

a) notwithstanding anything done or omitted to be done by it, Xtra-Gold has good title, interest and right to the Option Interest under Option Agreement.

b) it has and shall not during the Interim Period without first obtaining the prior written consent of Discovery enter into any agreement or arrangement of any nature whatsoever with any third party relating to its Option Interest under the Option Agreement or accept any third party offer in respect thereof, whether solicited or not.

5.2 Covenants of the Assignee.

Discovery as Assignee covenants with Xtra-Gold as Assignor and Adom as Owner as follows.

5.2.1 to perform and observe all stipulations and conditions attached to the Property and the Option Interest under the Option Agreement.

5.2.2 to indemnify the Assignor and to hold the Assignor indemnified against all proceedings claims, demands, costs and expenses made and incurred by the Assignor on account of any omission on the part of the Assignee to breach of any of the covenants, conditions and stipulations

contained in the Option Agreement relating to the Property or any third party claims relating to the Property.

6.0 Conditions Precedent to Effectiveness

6.1 The completion of the assignment and transfer of the Option Interest contemplated by this Option Assignment Agreement shall take place on the Closing Date upon the fulfillment or waiver of the conditions precedent set out in Article 6.2 of this Option Assignment Agreement and the Closing of the Transaction contemplated thereby.

6.2 This Agreement for Assignment shall be conditional upon receipt of all regulatory approvals in Ghana, U.S.A., and Canada including approval from the Minister of Mines and the TSX Exchange if applicable. The Parties hereby agree to endeavour, using their best efforts to satisfy the conditions in this section 6 on or before September 30, 2011 or such later date as the Parties may agree in writing.

7.0 General Provisions

7.1 Each of the Parties shall from time to time and at all times hereafter upon every reasonable written request so to do, make, do execute and deliver or cause to be made, done, executed and delivered all such further acts, deeds, assurances and things as may be necessary in the opinion of any party to give binding effect to this Option Assignment Agreement.

7.2 This Option Assignment Agreement contains the entire understanding between the Parties and supersedes all prior agreements and understandings between the Parties relating to the subject matter hereof. Accordingly, no amendment, modification or waiver of, or any consent to a departure by a party from a provision of this Option Assignment Agreement shall be of any force or effect unless it is confirmed in writing, signed by the Parties and then that amendment or consent shall be effective only to the extent made or given.

7.3 This Option Assignment Agreement shall enure to the benefit of and be binding upon the respective successors and permitted assigns of the Parties. No Party shall assign its rights or delegate its obligations hereunder without the prior consent of the other Parties.

7.4 This Option Assignment Agreement shall be governed by and construed in accordance with the laws of Ghana and the Parties hereby agree to submit to the exclusive jurisdiction of the Courts of Ghana.

7.5 Any differences, disputes, claims or controversies arising out of or in any way connected with this Option Assignment Agreement shall be referred to arbitration by a single arbitrator appointed by the Parties in accordance with

the rules and procedures set out in the Alternative Dispute Resolution Act of Ghana, 2010 (Act 798).

7.6 This Agreement may be executed in any number of counterparts and all of such counterparts taken together constitute one and the same instrument.

WHEREFORE THE PARTIES HERETO HAVE DULY EXECUTED THIS AGREEMENT AS OF THE DATE FIRST SET FORTH ABOVE.

FOR XTRA-GOLD EXPLORATION COMPANY LIMITED

By: James Longshore

Name:
Position: General MANAGER

In the Presence of:

Signed:

Name: TODD GIBSON
Position:

FOR XTRA-GOLD RESOURCES CORP.

By: PAUL ZYLA

Name:
Position: PRESIDENT & CEO

In the Presence of:

Signed:

Name: PETER MINUK
Position: SECRETARY/ TREASURER

FOR ADOM MINING COMPANY LIMITED

____

By:

Name: Adwoa Sintim
Position: Director

In the Presence of:

Signed: _______________________

Name: Marian Osei
Position:

FOR DISCOVERY GOLD LIMITED

____

By:

Name:
Position:

In the Presence of:

Signed: _______________________

Name:
Position: